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                                                                  EXHIBIT 10.1

                            APEX MORTGAGE CAPITAL, INC.
                      FIRST AMENDMENT TO MANAGEMENT AGREEMENT


     This First Amendment to the Management Agreement between APEX MORTGAGE CAPITAL, INC., a Maryland corporation (the "COMPANY"), and TCW INVESTMENT MANAGEMENT COMPANY, a California corporation (the "MANAGER") executed December 9, 1997 is entered into as of December 16, 1998 by the Company and the Manager pursuant to section 26 of the Management Agreement.

     The Management Agreement is amended as follows:

          1.4 "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offering, plus (A) the Company's retained earnings (taking into account any losses incurred) and (B) any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by a majority of the Unaffiliated Directors to be included in Average Net Invested Capital, minus (iii) the cumulative amounts paid by the Company to repurchase its shares.

          1.5 "Average Net Worth" means for any period the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, minus the cumulative amounts paid by the Company to repurchase its shares.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to the Management Agreement as of the effective date.

                         APEX MORTGAGE CAPITAL, INC.


                         By: /s/ Daniel K. Osborne
                             --------------------------------------
                             Daniel K. Osborne
                             Executive Vice President

                         TCW INVESTMENT MANAGEMENT COMPANY


                         By: /s/ Alvin R. Albe, Jr.
                             --------------------------------------
                             Alvin R. Albe, Jr.
                             President